Exhibit 11

July 8, 2010
Board of Trustees
Pacific Select Fund
700 Newport Center Drive
Newport Beach, CA 92660
Re: Pacific Select Fund, on behalf of Main Street Core and Managed Bond Portfolios
Ladies and Gentlemen:
We have acted as counsel to the Pacific Select Fund, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by the Main Street Core and Managed Bond Portfolios, both series of the Trust, of the assets of the Multi-Strategy Portfolio, also a series of the Trust, which will be registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission.
We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.
On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of the Trust being registered under the Securities Act of 1933, as amended (the “1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in connection with the transfer of the assets of the Multi-Strategy Portfolio pursuant to the terms of the Plan of Reorganization included in the Registration Statement.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.
Very truly yours,

/s/ Dechert LLP